UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

VAALCO Energy, Inc.

(Exact name of registrant as specified in is charter)

Delaware	1-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700

Houston, Texas 77042

(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:

(713) 623-0801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Elizabeth D. Brumley as Controller and Chief Accounting Officer

On March 30, 2015, VAALCO Energy, Inc. (“the Company”) appointed Elizabeth D. Brumley as Controller and Chief Accounting Officer

Ms. Brumley’s annual base salary will be $195,000 and her 2015 annual cash bonus opportunity will be targeted at 30% of her base salary. Ms. Brumley will also be eligible for awards under the Company’s 2014 Long-Term Incentive Plan (the “LTIP”). Subject to approval by the Compensation Committee, Ms. Brumley will receive a sign-on award of 13,000 time-vested stock options, one-third of which will vest on the date of grant, with the remainder vesting in two equal installments on the first and second anniversaries of the commencement of her employment with the Company, subject to her continued employment with the Company.  The exercise price of the options will be the closing price of the Company’s stock on the date the award is approved by the Company’s Compensation Committee.

Ms. Brumley, age 56, most recently served as Controller and Chief Accounting Officer for Total Safety, U.S., Inc. from August 2014 to March 2015. Prior to that, she served as a director of Carrtegra, LLC, a financial advisory consulting firm, from June 2013 to August 2014 and as Executive Vice President, Chief Financial Officer of Sterling Construction Company, Inc. (Nasdaq: STRL) from November 2011 to May 2013. Before beginning with Sterling in February 2011, Ms. Brumley was Vice President, Finance and Chief Financial Officer of Bristow Group Inc. (NYSE: BRS) from May 2009 to June 2010 and Vice President, Chief Accounting Officer and Controller from 2005 to 2009. From 1997 to 2005, Ms. Brumley served in positions of increasing responsibility at MAXXAM Inc., ultimately as the company’s Vice President and Controller. Before MAXXAM, Ms. Brumley served as the Controller and Chief Accounting Officer of GulfMark Offshore, Inc. (formerly GulfMark International, Inc. (NYSE:GLF)) from 1990 to 1996. Ms. Brumley began her career as a public accountant at Arthur Anderson LLP in 1981. Ms. Brumley holds a Bachelor of Arts and a Masters of Accounting from Rice University and is a certified public accountant in the State of Texas.

There are no understandings or arrangements between Ms. Brumley and any other person pursuant to which Ms. Brumley was selected to serve as the principal accounting officer of the Company. There are no relationships between Ms. Brumley and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO ENERGY, INC.

Dated: April 2, 2015	By:	/s/ Eric J. Christ
Eric J. Christ
Vice President, General Counsel and Corporate Secretary